Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Cubic Energy, Inc.

Dallas, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-172426) of our report dated November 10, 2014, relating to the consolidated financial statements of Cubic Energy, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2014.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

BDO USA, LLP

Dallas, Texas

November 10, 2014